American Skiing Company Announces Fiscal 2004 Second Quarter Results



PARK CITY, UTAH - March 10, 2004 -- American Skiing Company (OTC: AESK) today announced its financial results for its second fiscal quarter and six months ended January 25, 2004. The Company reported improved financial performance at its western resorts that has helped mitigate the impact of challenging weather conditions in New England.

"Steamboat and The Canyons have exceeded our expectations this winter," said CFO Betsy Wallace. "The Canyons is on track for another record skier visit season while Steamboat has shown significant improvement on similar year-over-year visitation. In the East, our second quarter performance was negatively impacted by unfavorable weather conditions. Despite the challenges in the East, our resort financial performance has benefited from a coordinated marketing effort, significantly higher season pass revenues and aggressive cost control. We remain cautiously optimistic about the remainder of the season given excellent conditions in the West, moderating weather in the East and the successful introduction of our $229 "March Into Spring Pass" which we expect to drive late season visitation."


Ski Season Update - Western Resorts


As previously reported, the Company enjoyed excellent early season skiing and riding conditions at its western resorts. The Canyons Resort, in Park City, Utah, received more than eight feet of natural snow by Thanksgiving Day and posted a significant increase in skier visits during Thanksgiving weekend. A major snowstorm added more than nine feet of snow during the two week December holiday period and the resort recorded a number of record skier visit days. The momentum in Utah continued and by the close of the Martin Luther King holiday weekend, The Canyons had received more than 23 feet of natural snow with year-to-date skier visits tracking 11.5% higher than at the same time in fiscal 2003. The Canyons is on track for another record ski season with skier visits more than 10% higher during the key Presidents' Day holiday weekend.

Steamboat opened on November 26th with more than six feet of natural snow and also posted strong Thanksgiving weekend visitation. The resort entered the peak December holiday period having received more than 10 feet of natural snow and another 4 feet during the two week holiday period. Steamboat recorded a number of record skier visit days during the December holiday period.


Ski Season Update - Eastern Resorts


In the East, the Company has had less favorable weather conditions than in fiscal 2003. Eastern resorts received significant natural snowfall prior to the two week December holiday period. However, several rainstorms reduced available terrain relative to the prior year. As a result total eastern skier visits during the two week December holiday period were lower than during the comparable period in fiscal 2003 when conditions were superb. Attitash Bear Peak and Sunday River shrugged off the weather challenges and posted a strong increase in skier visits during the December holiday period due primarily to a successful combined season pass offering. Weather challenges continued following the December holiday period with bitterly cold temperatures impacting skier visits throughout January 2004. More recently, the weather in the East has moderated and the Eastern resorts posted a 2.2% increase in skier visits during the Presidents' Day holiday weekend.


Adoption of New Accounting Standard


Effective July 28, 2003, the Company adopted Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (SFAS No. 150). SFAS No. 150 establishes standards for how financial instruments with characteristics of both liabilities and equity should be measured and classified and requires that an issuer classify a financial instrument that is within its scope as a liability. All public entities are required to adopt SFAS No. 150. As a result of adopting SFAS No. 150, approximately $298.7 million of mezzanine-level securities were reclassified to liabilities in the Company's consolidated balance sheet in the first quarter of fiscal 2004. This represents the carrying value of all of the classes of mandatorily redeemable preferred stock. In addition, approximately $43.1 million of accretion of discount and dividends on the preferred stock in fiscal 2004 will be included in interest expense, whereas previously it was reported as accretion of discount and dividends on mandatorily redeemable preferred stock. For the second fiscal quarter and six months ended January 25, 2004, approximately $10.6 million and $20.8 million of accretion of discount and dividends on the preferred stock, respectively, was included in interest expense. For the second fiscal quarter and six months ended January 26, 2003, approximately $9.2 million and $18.2 million of accretion of discount and dividends on the preferred stock, respectively, was included in accretion of discount and dividends on mandatorily redeemable preferred stock.


Fiscal 2004 Second Quarter Results


On a GAAP basis, net loss available to common shareholders for the second quarter of fiscal 2004 was $21.7 million, or $0.68 per basic and diluted share, compared with a net loss of $16.7 million, or $0.53 per basic and diluted share for the second quarter of fiscal 2003.

Total consolidated revenue was $103.0 million for the second quarter of fiscal 2004, compared with $100.3 million for the second quarter of fiscal 2003. Resort revenue was $92.9 million for the quarter, compared with $99.0 million for the second quarter of fiscal 2003. The decline in resort revenue primarily reflects lower eastern skier visits attributable to unfavorable weather conditions. Real estate revenue was $10.1 million, versus $1.3 million for the comparable period in fiscal 2003. The primary driver of the increase was the sale of three land parcels at Steamboat resort that generated proceeds of $8.9 million.

The Company's net loss was $21.7 million for the second quarter of fiscal 2004, compared with $7.4 million for the comparable period in fiscal 2003. Excluding the accretion of preferred stock dividends, the net loss was $11.1 million for the second quarter of fiscal 2004. The loss from resort operations was $17.7 million for the second fiscal quarter of 2004 versus a loss of $1.3 million for the second quarter of fiscal 2003. Excluding the accretion of preferred stock dividends, the loss from resort operations was $7.1 million for the second quarter of fiscal 2004. The larger resort operations loss was driven almost entirely by lower revenues that resulted from a decrease in skier visitation in the East. Resort operating expenses narrowed as a result of aggressive cost control efforts, but were offset by higher costs associated with compliance with the Sarbanes-Oxley Act and other corporate and legal expenses. The loss from real estate operations was $4.0 million for the second fiscal quarter of 2004, compared with a loss of $6.2 million for the second quarter of fiscal 2003. The Company has provided reconciliations from GAAP financial measures to non-GAAP financial measures in the tables following this discussion.


Fiscal 2004 Six Month Results

On a GAAP basis, net loss available to common shareholders for the six months ended January 25, 2004 was $62.9 million, or $1.98 per basic and diluted share, compared with a net loss of $55.8 million, or $1.76 per basic and diluted share in the corresponding period of fiscal 2003. The net loss during the first six months of fiscal 2004 included a $0.1 million restructuring charge. The Company did not incur restructuring charges during the first six months of fiscal 2003.


Total consolidated revenue was $121.4 million for the first six months of fiscal 2004, compared with $120.9 million for the first six months of fiscal 2003. Resort revenue was $109.0 million for the first six months of fiscal 2004, compared with $115.9 million for the first six months of fiscal 2003. The decrease reflects the impact of soft conference business and poor weather conditions in the East that impacted first quarter results coupled with early ski season weather challenges previously discussed. Real estate revenue was $12.4 million, versus $5.0 million for the comparable period in fiscal 2003 primarily as a result of selling three land parcels at Steamboat resort.

The Company's net loss was $62.9 million for the first six months of fiscal 2004, compared with a net loss of $37.6 million for the comparable period in fiscal 2003. Excluding the restructuring charge and the accretion of preferred stock dividends, the net loss was $42.0 million for the first six months of fiscal 2004. The loss from resort operations was $53.6 million versus a loss of $26.1 million for the comparable period in fiscal 2003. Excluding the restructuring charge and the accretion of preferred stock dividends, the loss from resort operations was $32.6 million for the first six months of fiscal 2004 compared to a loss of $26.1 million for the comparable quarter of fiscal 2003. The loss from real estate operations was $9.4 million for the first six months of fiscal 2004, compared with a loss of $11.5 million for the first six months of fiscal 2003. The Company has provided reconciliations from GAAP financial measures to non-GAAP financial measures in the tables following this discussion.


Use of Non-GAAP Financial Information


The Company uses both GAAP and non-GAAP metrics to measure its financial results. Management believes that non-GAAP financial measures which exclude certain items provide useful information to investors regarding the Company's ongoing financial condition and results of operations. In addition, management believes these non-GAAP metrics are useful to investors because they remove certain items that occur in the affected periods (such as the Company's restructuring charge and the impact of the reclassification to liabilities of all of its mandatorily redeemable preferred stock following its adoption of SFAS No. 150 in the first quarter of fiscal 2004) and provide a basis for measuring the Company's results of operations and financial condition against other periods. Since the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this press release, investors should also review information contained in the Company's Form 10-Q and Form 10-K, dated March 10, 2004 and October 27, 2003, respectively, as well as other filings with the Securities and Exchange Commission when assessing the Company's financial condition and results of operations. The Company has provided reconciliations from GAAP financial measures to non-GAAP financial measures in the tables following this discussion.


About American Skiing Company

Headquartered in Park City, Utah, American Skiing Company is one of the largest operators of alpine ski, snowboard and golf resorts in the United States. Its resorts include Killington and Mount Snow in Vermont; Sunday River and Sugarloaf/USA in Maine; Attitash Bear Peak in New Hampshire; Steamboat in Colorado; and The Canyons in Utah. More information is available on the Company's Web site, www.peaks.com.

This press release contains both historical and forward-looking statements. All statements other than statements of historical facts are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are not based on historical facts, but rather reflect American Skiing Company's current expectations concerning future results and events. Similarly, statements that describe the Company's objectives, plans or goals are or may be forward-looking statements. American Skiing Company has tried wherever possible to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "intend," "plan," and words and terms similar in substance in connection with any discussion of operating or financial performance. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: changes in regional and national business and economic conditions affecting both our resort operating and real estate segments; competition and pricing pressures; negative impact on demand for our products resulting from terrorism and availability of air travel (including the effect of airline bankruptcies); the payment defaults under our real estate credit facility and its respective effect on the results and operations of our real estate segment; any redemption of or legal requirement to redeem our Series A Preferred Stock; failure to maintain improvements to resort operating performance at the covenant levels required by our resort senior credit facility; a final determination against the Company in the Steamboat sale litigation which leads to material monetary damages or an order for specific performance for the sale of Steamboat resort; the possibility of domestic terrorist activities and their respective effects on the ski, golf, resort, leisure and travel industries; failure of on-mountain improvements and other capital expenditures to generate incremental revenue; adverse weather conditions regionally and nationally; seasonal business activity; changes to federal, state and local regulations affecting both our resort operating and real estate segments; failure to renew land leases and forest service permits; disruptions in water supply that would impact snowmaking operations; long and short-term changes in weather patterns resulting from global warming; the loss of any of our executive officers or key operating personnel; and other factors listed from time to time in our documents we have filed with the Securities and Exchange Commission. The Company cautions the reader that this list is not exhaustive. The Company operates in a changing business environment and new risks arise from time to time. The forward-looking statements included in this press release are made only as of the date of this press release and under
Section 27A of the Securities Act and Section 21E of the Exchange Act, American Skiing Company does not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.


                                                             American Skiing Company and Subsidiaries
                                                   Unaudited Condensed Consolidated Financial Statement Information
                                                              (in thousands except per share amounts)


                                                     Quarter Ended                              Six Months Ended
Net revenues:                           January 25, 2004       January 26, 2003      January 25, 2004     January 26, 2003
                                        ----------------       -----------------     ----------------     ----------------
         Resort                         $         92,904       $         98,961      $       109,032      $       115,872
         Real estate                              10,056                  1,325               12,401                5,039
                                        ----------------       -----------------     ----------------     ----------------
            Total net revenues                   102,960                100,286              121,433              120,911
                                        ----------------       -----------------

    Operating expenses:
         Resort                                   62,410                 65,794               84,935               88,294
         Real estate                               8,538                  1,898               10,196                5,474
         Marketing, general and
              administrative                      20,490                 16,552               30,770               26,585
         Restructuring Charges                         -                      -                  137                    -
         Depreciation and amortization            10,631                 11,449               12,934               13,865
                                        ----------------       -----------------     ----------------     ----------------
            Total operating expenses             102,069                 95,693              138,972              134,218

    Income (loss) from operations                    891                  4,593              (17,539)             (13,307)

    Interest expense, net (1)                     22,580                 12,042               45,408               24,316
                                        ----------------       -----------------     ----------------     ----------------
    Net loss                                     (21,689)                (7,449)             (62,947)             (37,623)

    Accretion of discount and dividends
         on mandatorily redeemable
         preferred stock (1)                           -                 (9,243)                   -              (18,174)
                                        ----------------       -----------------     ----------------     ----------------
    Net loss available to common
         shareholders                   $        (21,689)      $        (16,692)     $       (62,947)     $       (55,797)
                                        ================       =================     ================     ================
    Basic and diluted net loss per
         common share:
    Net loss available to common
         shareholders                   $          (0.68)      $          (0.53)     $         (1.98)     $         (1.76)
                                        ================       =================     ================     ================
    Weighted average common shares
         outstanding                              31,738                 31,724               31,738               31,724
                                        ================       =================     ================     ================


(1) For more information, please refer to the Company's Form 10-Q, dated March 10, 2004, on file with the Securities and Exchange Commission.



                                                             American Skiing Company and Subsidiaries
                                                      Unaudited Reconciliation of GAAP to Non-GAAP Metrics
                                                                   (in thousands of dollars)


                                                   Quarter Ended                               Six Months Ended

                                        January 25, 2004       January 26, 2003      January 25, 2004     January 26, 2003
                                        ----------------       -----------------     ----------------     -----------------
Net loss available to common
    shareholders                        $        (21,689)      $        (16,692)     $       (62,947)     $        (55.797)
Restructuring Charges                                  -                      -                  137                     -
                                        ----------------       -----------------     ----------------     -----------------
Net loss available to common
    shareholders excluding
    restructuring charges               $        (21,689)      $        (16,692)     $       (62.810)     $        (55,797)
                                        ================       =================     ================     =================



                                                   Quarter Ended                               Six Months Ended

                                        January 25, 2004       January 26, 2003      January 25, 2004     January 26, 2003
                                        ----------------       -----------------     ----------------     -----------------
Net Loss                                $        (21,689)      $         (7,449)     $       (62,947)     $       (37,623)
Restructuring Charges                                  -                      -                  137                    -
                                        ----------------       -----------------     ----------------     ----------------
Net loss excluding restructuring
    charges                                      (21,689)                (7,449)             (62,810)             (37,623)
Accretion of discount and dividends
    on preferred stock (1)                        10,572                                      20,820
Net loss excluding restructuring
    charges and accretion of discount   ----------------       -----------------     ----------------      ---------------
    and dividends on preferred stock    $        (11,117)      $         (7.449)     $       (41,900)      $      (37,623)
                                        ================       =================     ================      ===============

Loss from resort operations             $        (17,701)      $         (1,282)     $       (53,573)      $      (26,140)
Restructuring Charges                                  -                      -                  137                    -
                                        ----------------       -----------------     ----------------      ---------------
Loss from resort operations
    excluding restructuring charges     $        (17,701)      $         (1,282)     $       (53,436)      $      (26,140)
Accretion of discount and dividends
    on preferred stock (1)                        10,572                                      20,820
Loss from resort operations excluding
    restructuring charges and
    accretion of discount and dividends ----------------       -----------------     ----------------      ---------------
    on preferred stock                  $         (7,129)      $         (1,282)     $       (32,616)      $      (26,140)
                                        ================       =================     ================      ===============

Loss from real estate operations        $         (3,988)      $         (6,167)     $        (9,374)      $      (11,483)
                                        ================       =================     ================      ===============


(1) For more information, please refer to the Company's Form 10-Q, dated March 10, 2004, on file with the Securities and Exchange Commission.


              American Skiing Company and Subsidiaries
          Unaudited Balance Sheet Data - January 25, 2004
                            (in thousands of dollars)


Real estate developed for sale          $         40,478
                                        ----------------
Total assets                            $        479,445
                                        =================
Total resort debt (1)                   $        539,379

Total real estate debt                           103,434
                                        ----------------
  Total debt (1)                                 642,813

Less: cash and cash
  equivalents                                     14,636
                                        ----------------
  Net debt (2)                          $        628,177
                                        ================


(1) Includes preferred stock as a result of the adoption of SFAS No. 150
(2) Includes preferred stock as a result of the adoption of SFAS No. 150 Excluding preferred stock, net debt would be $308,658



                                                         American Skiing Company and Subsidiaries
                                                           Unaudited Supplemental Revenue Data
                                                               (in thousands of dollars)

                                     For the quarter ended                              For the six months ended
                            -----------------------------------------             --------------------------------------
                             January 25, 2004       January 26, 2003   % Change     January 25, 2004    January 26, 2003   % Change
Resort revenues
Lift tickets                $          46,285       $         49,931        -7%     $         46,330    $         50,051        -7%
Food and beverage                      11,796                 13,225       -11%               15,336              16,921        -9%
Retail sales                           10,553                 11,746       -10%               11,326              12,632       -10%
Skier development                       9,033                  8,869         2%                9,115               8,950         2%
Golf, summer activities                    24                     10         NM                3,443               3,623        -5%
Lodging and property                   11,914                 11,440         4%               17,810              17,347         3%
Miscellaneous revenue                   3,299                  3,740       -12%                5,672               6,348       -11%
                            -----------------------------------------             --------------------------------------
Total resort revenues       $          92,904       $         98,961        -6%            $ 109,032    $        115,872        -6%
                            =========================================             ======================================


                                         Season-to-Date
                            -----------------------------------------
Unaudited Skier Visits       January 25, 2004       January 26, 2003   % Change
----------------------
Attitash Bear Peak                     69,865                 73,360        -5%
The Canyons                           169,206                149,287        13%
Killington                            394,120                482,384       -18%
Mount Snow                            188,642                257,332       -27%
Sugarloaf/USA                         118,081                133,993       -12%
Sunday River                          198,550                202,488        -2%
Steamboat                             412,814                418,878        -1%
                            -----------------------------------------
Total Skier Visits                  1,551,278              1,717,722       -10%
                            =========================================